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                                                                       EXHIBIT 1
                             JOINT FILING AGREEMENT

        The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be signed in counterpart copies.



Dated: June 6, 2002                    ST. CLOUD CAPITAL PARTNERS, LP

                                       By:  s/ Marshall S. Geller
                                            ------------------------------------
                                            Name: Marshall S. Geller
                                            Title: Partner


Dated: June 6, 2002                    SCGP, LLC

                                       By:  /s/ Cary Fitchey
                                            ------------------------------------
                                            Name:  Cary Fitchey
                                            Title: Managing Member


Dated: June 6, 2002                    ST. CLOUD CAPITAL, LLC

                                            /s/ Cary Fitchey
                                            ------------------------------------
                                            Name:  Cary Fitchey
                                            Title: Managing Member



Dated: June 6, 2002                    MARSHALL S. GELLER

                                       By:  /s/ Marshall S. Geller
                                            ------------------------------------
                                            Marshall S. Geller



Dated: June 6, 2002                    CARY FITCHEY

                                       By:  /s/ Cary Fitchey
                                            ------------------------------------
                                            Cary Fitchey